Exhibit 77C

Item 77C - Scudder Income Fund and Scudder High Yield Opportunity Fund, each a series of SCUDDER PORTFOLIO TRUST
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The Proxy Statement on Schedule 14A for Scudder Income Fund and Scudder High
Yield Opportunity Fund, each a series of Scudder Portfolio Trust (File No. 811-42), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.